SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

First Federal Bankshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
 ........................................................................

2) Aggregate number of securities to which transaction applies:

.......................................................................
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
.......................................................................

4) Proposed maximum aggregate value of transaction:

........................................................................

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

November 12, 2008

Dear Fellow Stockholder:

The Board of Directors and management of First Federal Bankshares, Inc. (the “Company”) cordially invite you to attend the 2008 Annual Meeting of Stockholders.  The meeting will be held at 9:00 a.m., Central Standard Time on December 18, 2008 at the Sioux City Convention Center, 801 4th Street, Sioux City, Iowa.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.  During the meeting, we will also report on the Company’s fiscal 2008 financial and operating performance.

An important aspect of the meeting process is the stockholder vote on corporate business items.  We urge you to exercise your rights as a stockholder to vote and participate in this process.  Stockholders are being asked to consider and vote upon the proposals (i) to elect three directors of the Company; and (ii) to ratify the appointment of the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2009. The Board has carefully considered these proposals and believes that their approval is in the best interests of the Company and its stockholders.  Accordingly, your Board of Directors unanimously recommends that you vote for each of these proposals.

We encourage you to attend the meeting in person.  Whether or not you attend the meeting, we hope that you will read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided.  Returning a properly executed and dated proxy card will save the Company additional expense in soliciting proxies and will ensure that your shares are represented.  Please note that you may vote in person at the meeting even if you have previously returned the proxy.

Thank you for your attention to this important matter.

Sincerely,

/s/ Arlene T. Curry

Arlene T. Curry
Chairman of the Board

/s/ Barry E. Backhaus

Barry E. Backhaus
President and Chief Executive Officer

FIRST FEDERAL BANKSHARES, INC.
329 Pierce Street
Sioux City, Iowa 51101
(712) 277-0200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on December 18, 2008

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of First Federal Bankshares, Inc. will be held at the Sioux City Convention Center, 801 4th Street, Sioux City, Iowa at 9:00 a.m., Central Standard Time, on December 18, 2008.

A Proxy Card and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.	The election of three directors of the Company;

2.	The ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2009;

and such other matters as may properly come before the Meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned.  Stockholders of record at the close of business on October 31, 2008 (the “Record Date”) are the stockholders entitled to vote at the Meeting and any adjournments thereof.  A list of stockholders entitled to vote at the Meeting will be available at 329 Pierce Street, Sioux City, Iowa for a period of ten days prior to the Meeting and will also be available for inspection at the Meeting.

You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope.  The proxy will not be used if you attend and vote at the Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Suzette F. Hoevet

Suzette F. Hoevet
Secretary

Sioux City, Iowa
November 12, 2008

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

First Federal Bankshares, Inc.
329 Pierce Street
Sioux City, Iowa 51101
(712) 277-0200

ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 18, 2008

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of First Federal Bankshares, Inc. (the “Company”), the parent company of Vantus Bank (the “Bank”), of proxies to be used at the Annual Meeting of Stockholders of the Company (the “Meeting”) which will be held at the Sioux City Convention Center, 801 4th Street, Sioux City, Iowa on December 18, 2008, at 9:00 a.m., Central Standard Time, and all adjournments of the Meeting.  The accompanying Notice of Annual Meeting and this proxy statement are first being mailed to stockholders on or about November 12, 2008.

At the Meeting, stockholders of the Company are being asked to consider and vote upon the proposals to elect three directors of the Company and to ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2009.

Vote Required and Proxy Information

All shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon.  If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this proxy statement.  The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting.  If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

The holders of a majority of all of the shares of the Company’s Common Stock entitled to vote at the Meeting, present in person or by proxy, shall constitute a quorum for all purposes.  Abstentions and broker non-votes are counted for purposes of determining a quorum.  In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed.  Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company, by checking the appropriate box, a stockholder may: (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on the item.  Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

Proxies solicited hereby will be returned to the Company and will be tabulated by the Inspector of Election designated by the Board of Directors.

A proxy given pursuant to the solicitation may be revoked at any time before it is voted.  Proxies may be revoked by:  (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).  Any written notice revoking a proxy should be delivered to Suzette F. Hoevet, Secretary, First Federal Bankshares, Inc., 329 Pierce Street, Sioux City, Iowa 51101.

In accordance with the provisions of the Company’s Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary or desirable to implement the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

Voting Securities and Certain Holders Thereof

Stockholders of record as of the close of business on October 31, 2008 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 3,304,471 shares of Common Stock issued and outstanding.  The following table sets forth information as of October 31, 2008 regarding share ownership of those persons or entities known by management to own beneficially more than five percent of the issued and outstanding Common Stock and of all directors and executive officers of the Company as a group.  This information is based solely upon information supplied to the Company and the filings required pursuant to the Securities Exchange Act of 1934.

Beneficial Owner	Shares Beneficially Owned		Percent of Class

Vantus Bank Employee Stock Ownership Plan (1) 329 Pierce Street Sioux City, Iowa 51101	194,687		5.89%

Tontine Financial Partners, L.P. Tontine Management, L.L.C. Jeffrey L. Gendell 55 Railroad Avenue, 3rd Floor Greenwich, Connecticut 06830	302,900	(2)	9.17%

Directors and executive officers of the Company and the Bank as a group (14 persons)	248,664	(3)	7.52%
 _________________________________
(1)
The amount reported represents shares held by the Employee Stock Ownership Plan (“ESOP”), 134,091 shares of which have been allocated to accounts of participants.  First Bankers Trust Services of Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP that have not been allocated to accounts of participants.  Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP.  Unallocated shares held in the ESOP’s suspense account are voted by the trustee in the same proportion as allocated shares voted by participants.

(2)	As of June 30, 2008. Based upon a Schedule 13F filed with the SEC by Tontine Financial Partners, L.P.
(3)
Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the holder may be deemed to have sole or shared voting and/or investment power.  The amount above excludes options and stock appreciation rights that have not vested and do not vest within 60 days of October 31, 2008.  The amount above includes shares held by executive officers of the Bank who are not executive officers of the Company.

PROPOSAL I - ELECTION OF DIRECTORS

The Company’s Board of Directors is presently composed of eight members, each of whom is also a director of the Bank.  The directors are divided into three classes.  Directors of the Company are generally elected to serve for three-year terms which are staggered to provide for the election of approximately one-third of the directors each year.  Three directors will be elected at the Meeting to serve for three-year terms and until their respective successors shall have been elected and shall qualify.

The following table sets forth certain information regarding the Company’s Board of Directors, including their terms of office, and nominees for election as directors.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified in the following table.  If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, if elected.  Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.
Name (1)	Age at June 30, 2008	Position(s) Held	Director Since (2)	Current Term to Expire	Shares of Common Stock Beneficially Owned at October 31, 2008 (3)		Percent of Class

NOMINEES FOR TERMS TO EXPIRE IN 2011

Arlene T. Curry, J.D.	50	Chairman of the Board	2002	2008	8,769	(5)	*
Gary L. Evans	69	Director	1989	2008	25,676	(6)	*
Allen J. Johnson	69	Director	1993	2008	12,851	(6)	*

DIRECTORS CONTINUING IN OFFICE

Barry E. Backhaus	63	President and Chief Executive Officer and Director	1987	2010	86,568	(4)	2.6
Ronald A. Jorgensen	51	Director	2005	2010	5,000	(8)	*
Charles D. Terlouw	59	Director	2006	2010	5,400	(9)	*
Jon G. Cleghorn	66	Director	1998	2009	42,800	(6)	1.3
David M. Roederer	57	Director	2006	2009	4,000	(9)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS (7)

Scott T. Sehnert	47	Executive Vice President – Commercial Banking Manager			14,283	(10)	*

Michael W. Dosland	48	President and Chief Executive Officer			42,267	(11)	1.3
							*
							*
Amy M. Anderson-Vali	41	Senior Vice President – Retail Banking Manager			10,386	(10)	*

*	Less than 1%.
(1)	The mailing address for each person listed is 329 Pierce Street, Sioux City, Iowa 51101.
(2)	In certain cases, reflects initial appointment to the Board of Directors of the Bank or its mutual predecessor, First Federal Savings and Loan Association of Sioux City, as the case may be.
(3)
Includes all shares of Common Stock held directly, as well as by spouses and minor children, in trust and other indirect ownership, over which shares the stockholders effectively exercise sole or shared voting and/or investment power.  Includes restricted shares granted under the 1999 Recognition and Retention Plan, as amended (a restricted stock plan, described below), and the 2006 Stock-Based Incentive Plan (also described below), which are subject to future vesting but as to which voting may currently be directed.

(4)	Includes 3,700 shares subject to options under the 1999 Stock Option Plan that have vested.
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(footnotes continued from prior page)
 ____________________________________
(5)	Includes 5,450 shares subject to options under the 1999 Stock Option Plan that have vested.
(6)	Includes 450 shares subject to options under the 1999 Stock Option Plan that have vested.
(7)	Mr. Dosland resigned as Director, President and Chief Executive Officer of the Company in July 2008. Ms. Anderson-Vali and Mr. Sehnert serve as executive officers of the Bank, but not the Company.
(8)
Includes 650 shares and 1350 shares subject to options under the 1999 Stock Option Plan and stock appreciation rights under the 2006 Stock Based Incentive Plan, respectively that have vested or that vest within 60 days of the Record Date.

(9)	Includes 2,000 shares subject to stock appreciation rights under the 2006 Stock Based Incentive Plan that have vested or that vest within 60 days of the Record Date.
(10)
Includes shares subject to [a] options under the 1999 Stock Option Plan in the following amounts:  Mr. Sehnert – 10,900 shares; and [b] stock appreciation rights under the 2006 Stock Based Incentive Plan that have vested or that vest within 60 days of the Record Date in the following amounts:  Mr. Sehnert – 2,936 shares; and Ms. Anderson-Vali – 10,386 shares

(11)	Includes 10,000 shares subject to options under the 1999 Stock Option Plan that have vested; includes 6,567 stock appreciation rights under the 2006 Stock Based Incentive Plan that have vested.

The business experience of each of the above directors and the executive officers who are not directors is set forth below.  All such persons have held their present positions for at least the past five years, except as otherwise indicated.

Board of Directors

Arlene T. Curry has served as Chairman of the Board since October 2005. Ms. Curry is a commercial real estate broker with NAI LeGrand & Company, Sioux City, Iowa, and an attorney serving as counsel for various family-owned businesses. Ms. Curry was previously a partner in a Sioux City law firm, Crary, Huff, Inkster, Sheehan, Ringgenberg, Hartnett & Storm, P.C. From 2000 to 2005, Ms. Curry was the Executive Director of the Kind World Foundation, Dakota Dunes, South Dakota, and Senior Counsel for Waitt Media, Inc.

Barry E. Backhaus was appointed President and Chief Executive Officer, on an interim basis, of the Bank and the Company in July 2008.  Mr. Backhaus retired in March 2006 after serving as President and Chief Executive Officer of the Bank since 1990 and Chairman of the Board from 1997 to October 2005. He has been affiliated with the Bank since 1969.  Mr. Backhaus had been President, Chief Executive Officer and Chairman of the Board of the Company since its formation in 1998.

Jon G. Cleghorn is retired. From the time of its formation in 1998 until his retirement in July 2004, Mr. Cleghorn was Executive Vice President and Chief Operating Officer of the Company. Mr. Cleghorn has been affiliated with the Bank in various capacities since 1974. He was the Executive Vice President of the Bank from 1990 until his retirement.

Gary L. Evans is the retired President and Chief Executive Officer of Sioux Honey Association.

Allen J. Johnson is the retired President and Chief Executive Officer of Great West Casualty Company, a property and casualty company located in South Sioux City, Nebraska.

Ronald A. Jorgensen is the Vice President for Business and Finance of Morningside College, Sioux City, Iowa.

David M. Roederer is the Managing Partner of StrataVizion Consulting Group, Inc., in Des Moines, Iowa.

Charles D. Terlouw is a retired Audit Partner with KPMG LLP and currently serves as an Associate Professor of Accounting at Drake University, Des Moines, Iowa.

Executive Officers Who Are Not Directors

Scott T. Sehnert was appointed Executive Vice President-Commercial Banking Manager of the Bank in October 2006.  Prior to this appointment, Mr. Sehnert served as Senior Vice President-Commercial Banking Manager of the Bank since November 2002.

Michael S. Moderski was appointed Senior Vice President-Chief Financial Officer of the Company and the Bank in April 2006.  Prior to this appointment, from February 2004 to April 2006, Mr. Moderski served as Vice President-Finance of Guaranty Bank, Milwaukee, Wisconsin, and from February 2003 to February 2004, Mr.

Moderski was employed as a cash management officer of American Transmission, a multi-state energy transmission utility based in Milwaukee, Wisconsin.  Prior to that, Mr. Moderski served as Vice President-Risk Management for St. Francis Bank, Milwaukee, Wisconsin.

Peggy E. Smith was appointed Senior Vice President of Operations of the Bank in October 2003.  Prior to that appointment, Ms. Smith served as Senior Vice President of Retail Banking of the Bank from October 2001.

B. J. Schneiderman has served as Senior Vice President-Residential Lending Manager of the Bank since 1999.

Amy M. Anderson-Vali was appointed Senior Vice President-Retail Banking Manager in October 2006.  Prior to this appointment, Ms. Anderson-Vali served as a wholesale mortgage account representative of Wells Fargo since March 2005 and Senior Vice President-Regional Director of First National Bank since December 2002.

Katherine A. Bousquet has served as Senior Vice President-Controller of the Company and the Bank since October 2006.  Prior to this appointment, Ms. Bousquet served as Senior Vice President-Treasurer of the Bank since October 2001 and Vice President-Treasurer of the Company since December 1998.

Board Independence

The Board of Directors has determined that, except as to Mr. Backhaus, each member of the Board is an “independent director” within the meaning of the NASDAQ corporate governance listing standards.  Mr. Backhaus is not considered independent because he is an executive officer of First Federal Bankshares, Inc.

In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, which are not required to be reported under “—Transactions With Certain Related Persons,” below:  a mortgage loan in the amount of $19,052 to Mr. Cleghorn, a mortgage loan in the amount of $213,917 to Ms. Curry, and a home equity line of credit in the amount of $60,000 to Mr. Terlouw as of June 30, 2008.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the listing standards of the Nasdaq Stock Market.  These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Meetings and Committees of the Board of Directors

General.  The business of the Company’s Board of Directors is conducted through meetings and activities of the Board and its committees. During the fiscal year ended June 30, 2008, the Board of Directors held eight regular meetings. During the fiscal year ended June 30, 2008, no directors attended fewer than 75 percent of the total meetings of the Board of Directors and committees on which such director served.

Executive sessions of the independent directors are held on a regularly scheduled basis.  While the Company has no formal policy on director attendance at annual meetings of stockholders, directors are encouraged to attend.  All then-current directors attended the last Annual Meeting of Stockholders held on October 25, 2007.

The standing committees include the Compensation, Benefits and Executive Development, Nominating and Audit Committees.

Nominating Committee.  The Nominating Committee consists of Directors Arlene T. Curry, Jon G. Cleghorn, Ronald A. Jorgensen and David M. Roederer (Chairman).  Each member of the Nominating Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. The Board of Directors has adopted a written charter for the Committee, which is available at the Company’s website at www.vantusbank.com.  The Committee met four times during the fiscal year ended June 30, 2008.

The functions of the Nominating Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board regarding committee membership;

•	to develop and recommend to the Board for its approval a set of corporate governance guidelines; and

•	to develop and recommend to the Board for its approval a self-evaluation process for the Board and its committees.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members.  In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.  The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with the Company’s;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

Finally, the Nominating Committee will take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an audit committee financial expert.

Procedures for the Nomination of Directors by Stockholders. The Nominating Committee has adopted procedures for the submission of director nominees by stockholders.  If a determination is made that an additional candidate is needed for the Board, the Nominating Committee will consider candidates submitted by the Company’s stockholders. Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary, at 329 Pierce Street, Sioux City, Iowa 51101.  The Corporate Secretary must receive a submission not less than ninety (90) days prior to the anniversary date of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•
the name and address of the stockholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Rule 14A;

•	a statement detailing any relationship between the candidate and the Company;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating Committee for further review and consideration.  A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading “Stockholder Proposals.”

Stockholder Communications with the Board. A stockholder of the Company who wishes to communicate with the Board or with any individual director may write to the Corporate Secretary of the Company, 329 Pierce Street, Sioux City, Iowa 51101, Attention:  Board Administration.  The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company or a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Compensation, Benefits and Executive Development Committee.  The Compensation, Benefits and Executive Development Committee consists of Directors Allen J. Johnson (Chairman), Gary L. Evans, Arlene T. Curry and David M. Roederer.  Each member of the Compensation, Benefits and Executive Development Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards.  The Committee meets to review, evaluate and recommend goals relevant to the Company’s management, review such officers’ performance in light of these goals and determine (or recommend to the full Board of Directors for determination) such officers’ cash and equity compensation based on this evaluation.  The Committee determines compensation and benefit programs and adjustments.  The Committee met one time in fiscal 2008.  The Board of Directors has adopted a written charter for the Committee, which is available at the Company’s website at www.vantusbank.com.

The Compensation, Benefits and Executive Development Committee makes all compensation decisions for the President and Chief Executive Officer and approves recommendations from the President and Chief Executive Officer regarding compensation for all other senior executives, including the other named executives.  The President and Chief Executive Officer annually reviews the performance of each senior executive (other than the President and Chief Executive Officer whose performance is reviewed by the Compensation, Benefits and Executive Development Committee).  The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation, Benefits and Executive Development Committee.  The Compensation, Benefits and Executive Development Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Audit Committee. The Audit Committee consists of Directors Ronald A. Jorgensen (Chairman), Allen J. Johnson, Charles D. Terlouw and David M. Roederer.  Each member of the Audit Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3. The Board of Directors has determined that Ronald A. Jorgensen and Charles D. Terlouw each qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC. The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating a firm of independent certified public accountants to audit the Company’s annual financial statements;

•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of the Company’s financial reporting processes, both internal and external;

•	approving the scope of the audit in advance;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•
considering whether the provision by the independent registered public accounting firm of services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm’s independence;

•	reviewing earnings and financial releases and quarterly reports filed with the SEC;

•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls as required by Section 404 of the Sarbanes-Oxley Act of 2002;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

•	reviewing the adequacy of the Audit Committee Charter.

The Audit Committee met eleven times during the fiscal year ended June 30, 2008.  The Audit Committee reports to the Board on its activities and findings.  The Board of Directors has adopted a written charter for the Audit Committee, which is available at the Company’s website at www.vantusbank.com.

Audit Committee Report

Management has the primary responsibility for the Company’s internal controls and financial reporting processes.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its responsibilities, the Audit Committee hereby reports the following:

1.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended June 30, 2008 with the Company’s management, as well as management’s assessment of the effectiveness of internal controls over financial reporting as of June 30, 2008.

2.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 114 (The Auditor’s Communication with Those Charged with Governance, AU 380).

3.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent registered public accounting firm its independence.

4.
Based on review and discussions referred to in paragraph 1 through 3 above, the Audit Committee recommended that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2008, for filing with the Securities and Exchange Commission.  In addition, the Audit Committee appointed McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.  This report shall not otherwise be deemed filed under such Acts.

The undersigned members of the Audit Committee have submitted this report.

Ronald A. Jorgensen, Chairman
Allen J. Johnson
Charles D. Terlouw
David M. Roederer

Ownership Reports by Officers and Directors

The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”).  The officers and directors of the Company and beneficial owners of greater than 10% of the Company’s Common Stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”) disclosing changes in beneficial ownership of the Common Stock.  SEC rules require disclosure in the Company’s proxy statement of the failure of an officer, director or 10% beneficial owner of the Company’s Common Stock to file a Form 3, 4 or 5 on a timely basis.  Based on the Company’s review of such ownership reports, no officer or director of the Company failed to file such ownership reports on a timely basis for the fiscal year ended June 30, 2008.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is applicable to the officers, directors and employees of the Company, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The Code of Ethics and Business Conduct is available on the Company’s website at www.vantusbank.com.  Amendments to and waivers from the Code of Ethics and Business Conduct will also be disclosed on the Company’s website.

Executive Compensation

The following table sets forth for the year ended June 30, 2008 certain information as to the total remuneration paid to Mr. Dosland, who served as President and Chief Executive Officer during the 2008 fiscal year, and the two most highly compensated executive officers of the Company or the Bank other than Mr. Dosland (“Named Executive Officers”). Mr. Dosland resigned as President and Chief Executive Officer of the Company in July 2008.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary	Bonus		Stock awards		Option awards (1)	Non-equity incentive plan compensation		Change in pension value and nonqualified deferred compensation earnings (2)		All other compensation (3)(4)	Total
Michael W. Dosland President and CEO	2008 2007	$222,390 236,425	$	— —	$	— —	$50,059 39,325	$	— —	$	— —	$19,752 21,668	$292,201 297,418

Amy M. Anderson-Vali SVP/Retail Banking Manager	2008	135,279		3,500		—	36,751		—		—	12,852	188,382

Scott T. Sehnert EVP/Commercial Banking Manager	2008 2007	136,619 146,274		— —		— —	16,568 8,390		— —		618 575	16,082 25,786	169,887 181,025
_______________________
(1)
Reflects the value of all stock options that were either granted or vested during the year ended June 30, 2008 under the Company’s stock benefit plans, all of which have been approved by stockholders.  The value is the amount recognized for financial statement reporting purposes with respect to the year ended June 30, 2008 in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R). The assumptions used in the valuation of these awards are included in Notes 1 and 11 to the Company’s audited financial statements for the year ended June 30, 2008 included in its Annual Report on Form 10-K for the year ended June 30, 2008, as filed with the Securities and Exchange Commission.

(2)	Amounts in this column are attributed solely to increases in pension values.
(3)	The compensation represented by the amounts for 2008 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table.

Name	Perquisites	401(k) plan con- tributions	Employee stock ownership plan contributions	Health insurance premiums and health savings account	Disability insurance	Life insurance premiums	Employee assistance plan	Cash dividends on unvested restricted stock	Total all other compensation
Michael W. Dosland	$6,262	$4,494	3,231	$4,835	$504	$408	$18	—	19,752

Amy M. Anderson-Vali	1,515	4,163	2,065	4,474	341	276	18	—	12,852

Scott T. Sehnert	3,060	4,202	4,299	3,880	344	279	18	—	16,082

(4)	Total perquisites for each of the Named Executive Officers were less than $10,000 for the year ended June 30, 2008.

Employment Agreements

Michael W. Dosland was a party to an employment agreement with the Company.  In connection with Mr. Dosland’s resignation in July 2008 as President and Chief Executive Officer of the Company and the Bank, this employment agreement terminated.  Barry E. Backhaus, whom Mr. Dosland succeeded as President and Chief Executive Officer, was a party to an employment agreement with the Company and the Bank. In connection with Mr. Backhaus’ retirement as President and Chief Executive Officer in March 2006, this employment agreement expired.  Mr. Backhaus was appointed President and Chief Executive Officer on an interim basis in July 2008 and is not a party to an employment agreement.

Change in Control Agreements

The Company has entered into change in control agreements with Mr. Sehnert and Ms. Anderson-Vali, whereby, upon the executive’s involuntary termination of employment or voluntary termination with good reason within 12 months after a change in control, the Company shall continue to pay 12 months of base salary to the executive (except Mr. Sehnert shall receive 18 months of base salary).  In the event the executive dies during the time such payments are being made, payments will continue to be made to the executive’s estate.  If, pursuant to the agreements, the executives had terminated employment as of June 30, 2008, the lump sum value of the total payments required to be made to the executives would have been as follows: Mr. Sehnert $208,939; and Ms. Anderson-Vali $136,614.

Employee Stock Ownership Plan and Trust.  The Bank has established the Employee Stock Ownership Plan (the “ESOP”) for eligible employees.  The ESOP is a tax-qualified plan subject to the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”).  Employees with a three-month period of employment with the Bank and who have attained age 21 are eligible to participate.  Shares purchased by the ESOP are held in a suspense account for allocation among participants.

Contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation.  Benefits generally become 100% vested after five years of credited service.  Participants were credited for years of service with the Bank prior to the effective date of the ESOP.  Forfeitures are reallocated among remaining participating employees in the same proportion as contributions.  Benefits may be payable upon death, retirement, early retirement, disability, or separation from service.

The Compensation, Benefits and Executive Development Committee administers the ESOP.  The Committee may instruct the trustee of the ESOP regarding investment of funds contributed to the ESOP.  The ESOP trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees.  Under the ESOP, unallocated shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions the ESOP trustee has received from participants regarding allocated stock, subject to and in accordance with the fiduciary duties under ERISA owed by the trustee to the ESOP participants.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of June 30, 2008 for the Named Executive Officers.  Columns related to stock awards have been deleted as none of the Named Executive Officers had outstanding unvested stock awards as of June 30, 2008.

	OUTSTANDING EQUITY AWARDS AT JUNE 30, 2008
	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price	Option expiration date
Michael W. Dosland	10,000	—		—	$20.75	1/19/16
	6,567	13,134	(2)	—	18.50	6/21/17

Scott T. Sehnert	10,000	—		—	14.41	11/25/12
	900	—		—	23.46	9/23/14
	2,936	5,874	(2)	—	18.50	6/21/17

Amy M. Anderson-Vali	3,333	6,667	(1)	—	22.04	10/26/16
	3,720	7,439	(2)	—	18.50	6/21/17
________________
(1)	Remaining stock appreciation rights vest in two equal installments beginning on October 26, 2008.
(2)	Remaining stock appreciation rights vest in two equal installments beginning June 21, 2009.

Stock-Based Incentive Plan.  In 2006, the Company adopted the First Federal Bankshares, Inc. Stock-Based Incentive Plan (the “Incentive Plan”) to provide officers, employees and directors of the Company and the Bank with additional incentives to enhance the efficiency, soundness, profitability, growth and shareholder value of the Company and the Bank.  The Incentive Plan will remain in effect for a period of ten years and authorizes the issuance of up to 300,000 shares of Company common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards.  The maximum number of shares that may be granted during any one fiscal year of the Company to any one individual is limited to 20,000 shares.

The Incentive Plan is administered by the full Board of Directors.  Employees and outside directors of the Company or its subsidiaries, including the Bank, are eligible to receive awards under the Incentive Plan.  Generally, employees must have attained certain performance targets established by the Company or the Bank from time to time in order to receive a grant under the Incentive Plan.  The performance targets may include, among other things, components such as return on equity (ROE), return on assets (ROA) and earnings per share (EPS) and net income growth fiscal year over fiscal year.  Each component may be assigned a different weight in determining the amount of awards to be granted to any individual.  In the Committee’s discretion, the Committee may grant employees awards without regard to such performance targets. Outside directors are not subject to performance targets with respect to receiving grants under the Incentive Plan.

The Committee will determine the type and terms and conditions of awards under the Incentive Plan.  Awards may be granted in a combination of incentive and non-statutory stock options, stock appreciation rights and restricted stock awards. The exercise price of stock options may not be less than the fair market value on the date the stock option is granted.  Fair market value for purposes of the Incentive Plan means the final sales price of Company’s common stock as reported on the NASDAQ Global Market on the date the option is granted, or if the Company’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company’s common stock was traded, and without regard to after-hours trading activity.

For the year ended June 30, 2008, the requisite performance thresholds were not met and no grants were made.

Stock Option Plan.  In 1999, the Board of Directors of the Company adopted the 1999 Stock Option Plan, which was approved by Company stockholders in October 1999 and amended and restated in 2003 (the “1999 Stock Option Plan”).  Officers, employees and non-employee directors of the Company, the Bank and its subsidiaries are all eligible to participate in the 1999 Stock Option Plan.

The grant of awards under the 1999 Stock Option Plan is determined by a committee of the Board of Directors consisting of (i) at least two non-employee directors of the Company or (ii) the entire Board of the Company.  In granting options to plan participants, the Compensation, Benefits and Executive Development Committee considers, among other things, position and years of service, and the value of the individual’s services to the Company and the Bank.  Options are exercisable at a rate prescribed by the Committee; provided, however, that all options are 100% exercisable in the event the optionee terminates his employment due to death, disability, retirement or in the event of a change in control (as defined in the Plan).  The exercise price may be paid in cash, common stock, or by a cashless exercise through a broker-dealer.

The term of stock options generally does not exceed 10 years from the date of grant.  No incentive stock option granted in connection with the plans is exercisable more than three months after the date on which the optionee ceases to perform services for the Bank or the Company for any reason other than death, disability, retirement or, in connection with a change in control.  Incentive stock options may be exercised for up to five years in the event of termination of employment due to death, disability, retirement or a change-in-control of the Company. If an optionee ceases to perform services for the Bank or the Company due to retirement or following a change in control, any incentive stock options exercised more than three months following the date the optionee ceases to perform services shall be treated as a non-statutory stock option as described above.  If an optionee ceases to perform services for the Bank or the Company due to disability, any incentive stock options exercised more than one year following the date the optionee ceases to perform services shall be treated as non-statutory stock options as described above.  Incentive stock options exercised by the heirs or devisees of a deceased optionee are eligible for incentive option treatment if the optionee’s death occurred while employed or within three months of termination of employment.

The 1999 Stock Option Plan provides for dividend equivalent rights, which may also be granted at the time of the grant of a stock option.  Dividend equivalent rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of shares of common stock underlying the unexercised portion of the related options.  For these purposes, an extraordinary dividend is defined as any dividend paid on shares of Common Stock where the rate of dividend exceeds the Bank’s weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters.

The 1999 Stock Option Plan also provides for reload options, which may also be granted at the time of the grant of a stock option.  Reload options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in to satisfy the option exercise price.  Reload options may also be granted to replace option shares retained by the employer for payment of the option holder’s withholding tax.  The option price at which additional shares of stock can be purchased by the option holder through the exercise of a reload option is equal to the market value of the previously owned stock at the time it was surrendered to the employer.  The option period during which the reload option may be exercised expires at the same time as that of the original option that the holder has exercised.

Recognition and Retention Plan.  In 1999 the Company established the 1999 Recognition and Retention Plan, which was approved by the Company stockholders in October 1999 and amended and restated in 2003 (the “1999 Recognition Plan”).

Key employees and non-employee directors of the Company and the Bank are eligible to participate in the 1999 Recognition Plan.  The plan is intended to provide plan participants with a proprietary interest in the Company in a manner designed to encourage such persons to remain with these entities and to provide further incentives to achieve corporate objectives.

The Compensation, Benefits and Executive Development Committee administers the plan and makes awards under the plan.  Awards are granted in the form of shares of Common Stock held by the plan.  Awards are nontransferable and nonassignable and the shares awarded are earned (i.e., become vested) at a rate or rates determined by the Committee.  The Committee members may provide for a less or more rapid earnings rate with respect to awards granted under the plan.  Awards become fully vested upon termination of employment due to death, disability, retirement and a change in control.  Where a participant terminates employment with the Company or the Bank for any other reason, the participant’s nonvested awards will be forfeited.

Under the 1999 Recognition Plan, unvested shares are held by the Company in escrow.  Dividends on unvested shares are distributed to participants when paid.  In addition, participants have the right to vote the shares awarded to them, whether or not vested.

Cash Incentive Plan.  In 2006, the Company adopted the First Federal Bankshares, Inc. Cash Incentive Plan to provide officers, employees and directors of the Company and the Bank with additional incentives to enhance the efficiency, soundness, profitability, growth and shareholder value of the Company and the Bank.  Eligibility and participation in the Cash Incentive Plan is similar to the Incentive Plan, described above. For the fiscal year ended June 30, 2008, the requisite performance thresholds were not met and no payments were made.

Pension Benefits.  The Bank previously enrolled all regular full-time employees who had attained the age of 21 and completed one year of service of 1,000 hours or more in the Pentegra Defined Benefit Plan for Financial Institutions as adopted by Vantus Bank, a defined benefit non-contributory pension plan.  To reduce the costs associated with this plan, the Bank suspended annual contributions to the plan as of August 1, 2005.  The pension plan provides for monthly payments to or on behalf of each covered employee upon the employee’s retirement.  These payments are calculated in accordance with a formula based on the employee’s “average annual compensation,” which is defined as the highest average of eligible compensation for five consecutive calendar years of employment.

The formula for determining normal retirement allowance is:  1.0% X years of benefit service X high 5 average salary = regular annual allowance.  The percentage multiplier is 2% on all accrued benefits through September 1, 1996 and 1.5% on all accrued benefits through February 1, 2004.

Bank-Owned Life Insurance. The Bank has purchased bank-owned life insurance on select executive officers.  If the executive officer dies while in active service, his or her beneficiaries receive a payment equal to three times annual base salary.  If Mr. Sehnert dies during his employment, his death benefit would be a payment equal to three times his base salary, or $417,879.

Group-Term Life Insurance.   The Bank provides group-term life insurance to all full-time employees (scheduled to work 30 hours or more per week), with coverage beginning on the first day of the month after 90 days of employment.  The death benefit is a payment equal to the employee’s base salary, rounded to nearest thousand, with a cap of $200,000.  The payments that would have been received by the beneficiaries of the Named Executive Officers as of June 30, 2008 under the group-term life insurance were as follows:  Mr. Dosland $200,000; Mr. Sehnert $140,000; and Ms. Anderson-Vali $137,000.

Equity Compensation Plan Disclosure

 Set forth below is information as of June 30, 2008 regarding compensation plans under which equity securities of the Company are authorized for issuance.

Plan	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price	Number of Securities Remaining Available for Issuance under Plans
Equity compensation plans approved by stockholders	170,581	$17.21	189,657 (1)
Equity compensation plans not approved by stockholders	—	—	—
Total	170,581	$17.21	189,657
__________________________

(1)
Represents shares available for future issuance pursuant to the Incentive Plan, the 1999 Recognition and Retention Plan, as amended and pursuant to the exercise of options under the 1999 Stock Option Plan, as amended.

Directors’ Compensation

The following table sets forth for the year ended June 30, 2008 certain information as to the total remuneration paid to the Company’s directors.  In fiscal year 2008, Mr. Dosland did not receive separate compensation for his service as a director.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED JUNE 30, 2008
Name	Fees earned or paid in cash	Stock awards (1)	Option awards (2)	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings (3)	All other compensation (4)	Total
Barry E. Backhaus	$18,500	$—	$—	$—	$—	1,386	$19,886
Jon G. Cleghorn	19,250	—	—	—	—	368	19,618
Arlene T. Curry, J.D.	27,400	6,644	—	—	—	361	34,405
Gary L. Evans	19,400	—	—	—	—	319	19,719
Allen J. Johnson	22,400	—	—	—	—	319	22,719
Ronald A. Jorgensen	28,000	5,972	—	—	—	907	34,879
David M. Roederer	20,900	5,972	—	—	—	2,278	29,150
Charles D. Terlouw	24,000	5,972	—	—	—	941	30,913

___________________
(1)
Reflects the value of all stock awards that were either granted or vested during the year ended June 30, 2008 under the Company’s stock benefit plans, all of which have been approved by stockholders.  The value is the amount recognized for financial statement reporting purposes with respect to the year ended June 30, 2008 in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R). The assumptions used in the valuation of these awards are included in Note 11 to the Company’s audited financial statements for the year ended June 30, 2008 included in its Annual Report on Form 10-K for the year ended June 30, 2008, as filed with the Securities and Exchange Commission.

(2)
Reflects the value of all stock options that were either granted or vested during the year ended June 30, 2008 under the Company’s stock benefit plans, all of which have been approved by stockholders.  The value is the amount recognized for financial statement reporting purposes with respect to the year ended June 30, 2008 in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R). The assumptions used in the valuation of these awards are included in Notes and  to the Company’s audited financial statements for the year ended June 30, 2008 included in its Annual Report on Form 10-K for the year ended June 30, 2008, as filed with the Securities and Exchange Commission.

(3)
Earnings received under the directors’ deferred compensation plans, described below, earn interest at a rate that is not “above-market,” as defined in applicable Securities and Exchange Commission regulations.  Accordingly, no earnings under these plans are reported as directors’ compensation.

(4)
Reflects dividends paid on unvested stock in the following amounts:  Ms. Curry – $42; Mr. Jorgensen – $588; Mr. Roederer – $588; and Mr. Terlouw – $588.  Also reflects reimbursement for travel expenses in the following amounts:  Mr. Backhaus - $1,386; Ms. Curry – $319; Mr. Evans - $319; Mr. Johnson – $319; Mr. Jorgensen – $319; Mr. Roederer – $1,690; Mr. Terlouw – $353; and Mr. Cleghorn – $368.

Each non-employee member of the Board of Directors of the Bank received fees of $750 for each meeting attended in fiscal 2008.  The Outside Chairman of the Board receives $1,250 for each meeting chaired. Each non-employee member of the Loan Committee, Nominating Committee, Compensation, Benefits and Executive Development Committee and Audit Committee was paid $250, $250, $400 and $500, respectively, for each committee meeting attended in fiscal 2008.  During the fiscal year ended June 30, 2008, the Bank paid a total of $106,350 in directors’ and committee fees, which amounts included fees deferred at the election of directors pursuant to the Deferred Compensation Plan for Directors.  See “Benefits—Deferred Compensation Plan for Directors.”

In addition to the foregoing fees, the Bank pays annual retainer fees of $7,500 for each non-employee director and $15,000 for the Outside Chairman of the Board; $4,000 for the Audit Committee Chairperson, and $2,000 for the Compensation, Benefits and Executive Development Committee Chairperson.  Such retainer fees are paid on a quarterly basis.

No separate compensation was paid to directors for service on the Board of Directors or Board Committees of the Company.

2005 Deferred Compensation Plan for Directors  The Board of Directors of the Bank adopted a 2005 Deferred Compensation Plan for Directors (the “2005 Deferred Plan”), which became effective as of January 1, 2005.  The 2005 Deferred Plan is designed to comply with the requirements of Code Section 409A.  Pursuant to the 2005 Deferred Plan, directors of the Bank may elect to defer all or one-half of their fees received for service on the Board of Directors and on committees of the Board of Directors.  Compensation paid to directors who are also Bank employees and special compensation for services to the Bank such as legal and investment advisory services are not eligible for deferral.  The Bank credits to a special memorandum account the amounts of any such deferred fees as of the last day of each month.  Interest is paid on such amounts at a rate equal to the average weighted cost of certificates of deposit of the Bank for the previous month.  Prior to January 1 of each deferral year, a director must file an election with the Bank designating the form in which he will receive his deferred compensation benefit.  Such deferral election is irrevocable with respect to the calendar year for which it is filed, provided, however, that a director may delay distributions or modify a previous deferral election from a lump sum distribution to annual payments upon his separation from service if: (i) the new deferral election is not effective for 12 months, (ii) the original distribution date is at least 12 months from the date of the change in the election, and (iii) the new distribution date must be at least five years after the original distribution date.  Deferred fees will be paid out upon the director’s death, disability, or separation from service as a director of the Bank.  At the election of the director, the distribution may be paid out in a lump sum or in equal monthly installments over a period of ten years, or such shorter period as shall be approved by the Board of Directors.

1995 Deferred Compensation Plan for Directors  In March 1995, the Board of Directors of the Bank adopted a Deferred Compensation Plan for Directors (the “Deferred Plan”), which became effective as of January 1, 1995.  Pursuant to the Deferred Plan, directors of the Bank may elect to defer all or one-half of their fees received for service on the Board of Directors and on committees of the Board of Directors.  The Bank shall credit to a special memorandum account the amounts of any such deferred fees as of the last day of each month.  Interest will be paid on such amounts at a rate equal to the average weighted cost of certificates of deposit of the Bank for the previous month.  Deferred fees will be paid out upon the death, disability or termination of a director as a director of the Bank.  At the election of the director, the distribution may be paid out in a lump sum or in equal monthly installments over a period of ten years, or such shorter period as shall be approved by the Board of Directors. Contributions to the Deferred Plan were frozen, effective December 31, 2004.

Transactions with Certain Related Persons

Under federal law, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  However, regulations permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees.  In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.  All loans made by the Bank to its officers, directors, and executive officers were made in the ordinary course of business, were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to the Company.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to the Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

As of June 30, 2008, the aggregate principal balance of loans outstanding for all Company executive officers and directors, and family members was $614,049.

PROPOSAL II—RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has engaged McGladrey & Pullen, LLP to be the Company’s independent registered public accounting firm for the 2009 fiscal year.  At the Meeting, stockholders will consider and vote on the ratification of the engagement of McGladrey & Pullen, LLP for the Company’s fiscal year ending June 30, 2009.  A representative of McGladrey & Pullen, LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

Stockholder ratification of the selection of McGladrey & Pullen, LLP is not required by the Company’s bylaws or otherwise.  However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection of McGladrey & Pullen, LLP, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered during fiscal years 2008 and 2007 by McGladrey & Pullen, LLP or its affiliate, RSM McGladrey, Inc.

Audit Fees.  Fees billed or expected to be billed for professional services rendered by McGladrey & Pullen, LLP for the audit of the Company’s annual financial statements, the review of the Company’s Forms 10-Q and consultations regarding securities filings were $312,000 for 2008 and $233,200 for 2007.

Audit-Related Fees.  Aggregate fees billed for professional services rendered during fiscal 2008 and 2007 by McGladrey & Pullen, LLP that were reasonably related to the performance of the audit, including the audits of the ESOP and the Retirement Plan, were $15,930 and $22,140, respectively.

Tax Fees.  Fees billed for professional services rendered during fiscal 2008 and fiscal 2007 by RSM McGladrey, Inc. for tax services were $32,685 and $20,245, respectively.

All Other Fees.  There were no fees billed to the Company that are not described above during 2007; during fiscal year 2008 $2,258 was rendered by RSM McGladrey, Inc. for IT services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. Non-audit services may include audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  All of the non-audit service fees paid in fiscal 2008 and 2007 were approved per the Audit Committee’s pre-approval policies.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax services rendered, was compatible with maintaining McGladrey’s independence.  The Audit Committee concluded that performing such services did not affect McGladrey’s independence in performing its function as auditor of the Company.

In order to ratify the selection of McGladrey & Pullen, LLP as the independent registered public accounting firm for the 2009 fiscal year, the proposal must receive at least a majority of the votes cast “FOR” or “AGAINST”, either in person or by proxy, in favor of such ratification.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2009.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s office located at 329 Pierce Street, Sioux City, Iowa 51101 no later than June 15, 2009.  Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE
AN ANNUAL MEETING

The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder’s name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided.  Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

The date on which next year’s annual meeting of stockholders is expected to be held is October 29, 2009.  Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next Annual Meeting must be given to the Company by July 31, 2009.  If notice is received after that date, it will be considered untimely, and the Company will not be required to present the matter at the stockholders meeting.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement.  However, if any matters should properly come before the annual meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the annual meeting, as to which they shall act in accordance with their best judgment.

The cost of solicitation of proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally or electronically or by telephone without additional compensation.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2008, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO SUZETTE F. HOEVET, SECRETARY, FIRST FEDERAL BANKSHARES, INC., 329 PIERCE STREET, SIOUX CITY, IOWA 51101 OR CALL (712) 277-0200.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Suzette F. Hoevet

Suzette F. Hoevet
Secretary

Sioux City, Iowa
November 12, 2008

REVOCABLE PROXY

FIRST FEDERAL BANKSHARES, INC.
ANNUAL MEETING OF STOCKHOLDERS

December 18, 2008

The undersigned hereby appoints the official proxy committee consisting of the members of the Board of Directors of First Federal Bankshares, Inc. (the “Company”) who are not named as nominees below, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders (“Meeting”) to be held at the Sioux City Convention Center, 801 4th Street, Sioux City, Iowa, at 9:00 a.m. (Central Standard Time) on December 18, 2008.  The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:
		FOR	VOTE WITHHELD

1.	The election as directors of all nominees listed below (except as marked to the contrary below) for three-year terms Arlene T. Curry, J.D. Gary L. Evans Allen J. Johnson	☐	☐

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of McGladrey & Pullen, LLP as independent registered public accounting firm for the fiscal year ending June 30, 2009.	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposal 1 and Proposal 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting, a proxy statement dated November 12, 2008, and audited financial statements.

Dated:	☐	Check Box if You Plan to Attend Annual Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly
 in the enclosed postage-prepaid envelope.